                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     FIRST COMMERCE BANKS OF FLORIDA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Robert W. Stickler, Jr.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     FIRST COMMERCE BANKS OF FLORIDA, INC.

March 24, 1997


TO THE SHAREHOLDERS OF
FIRST COMMERCE BANKS OF FLORIDA, INC.

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of First Commerce Banks of Florida, Inc. which will be held at the main office of First Commerce Bank of Polk County, 141 Central Avenue East, Winter Haven, Florida 33880, on Monday, April 21, 1997, beginning at 4:00 P.M.

     At the 1997 Annual Meeting you will be asked to consider and vote upon the election of eight directors to serve until the Annual Meeting of Shareholders in 1998 and the approval of a stock option plan for officers and employees. Shareholders also will consider and vote upon such other or further business as may properly come before the 1997 Annual Meeting and any adjournment or postponement thereof.

     We hope you can attend the meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed proxy and returning it to us in the enclosed envelope as soon as possible. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person even if you have previously returned your proxy.

     We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call us.

                                   Sincerely,





                                   Robert W. Stickler, Jr.
                                   President and Chief Executive Officer

                     FIRST COMMERCE BANKS OF FLORIDA, INC.
                            141 CENTRAL AVENUE EAST
                          WINTER HAVEN, FLORIDA  33880
                                 (941) 299-6072

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1997

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of First Commerce Banks of Florida, Inc. ("First Commerce") will be held at the main office of First Commerce Bank of Polk County, 141 Central Avenue East, Winter Haven, Florida 33880, on Monday, April 21, 1997, at 4:00 P.M. ("1997 Annual Meeting"), for the following purposes:

     1. Elect Directors. To elect eight directors to serve until the Annual Meeting of Shareholders in 1998.

     2. Other Business. To transact such other or further business as may properly come before the 1997 Annual Meeting and any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 28, 1997, are entitled to notice of and to vote at the 1997 Annual Meeting and any adjournment or postponement thereof. All shareholders, whether or not they expect to attend the 1997 Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of First Commerce an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the 1997 Annual Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS





March 24, 1997                    Chairman of the Board


     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO FIRST COMMERCE IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                     FIRST COMMERCE BANKS OF FLORIDA, INC.
                                 TO BE HELD ON
                                 APRIL 21, 1997

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of First Commerce Banks of Florida, Inc. ("First Commerce" or "FCB") in connection with the solicitation of proxies by the Board of Directors of First Commerce from holders of the outstanding shares of the $.01 par value common stock of First Commerce ("First Commerce Common Stock") for use at the Annual Meeting of Shareholders of First Commerce to be held on Monday, April 21, 1997, and at any adjournment or postponement thereof ("1997 Annual Meeting"). The 1997 Annual Meeting is being held to (i) elect eight directors to serve until the Annual Meeting of Shareholders in 1997, and (ii) transact such other or further business as may properly come before the 1997 Annual Meeting and any adjournment or postponement thereof. The Board of Directors of First Commerce knows of no other business that will be presented for consideration at the 1997 Annual Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated March 24, 1997, and it and the accompanying notice and form of proxy are first being mailed to the shareholders of First Commerce on March 31, 1997.

     The principal executive offices of First Commerce are located at 141 Central Avenue East, Winter Haven, Florida 33880. The telephone number of First Commerce at such offices is (941) 299-6072.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of First Commerce has fixed the close of business on February 28, 1997, as the record date for the determination of First Commerce shareholders entitled to notice of and to vote at the 1997 Annual Meeting. Accordingly, only holders of record of shares of First Commerce Common Stock at the close of business on such date will be entitled to vote at the 1997 Annual Meeting. At the close of business on such date, there were 1,585,737 shares of First Commerce Common Stock outstanding and entitled to vote held by approximately 590 shareholders of record. Holders of First Commerce Common Stock are entitled to one vote on each matter considered and voted upon at the 1997 Annual Meeting for each share of First Commerce Common Stock held of record at the close of business on February 28, 1997. The affirmative vote of the holders of a majority of shares of First Commerce Common Stock represented and entitled to vote at the 1997 Annual Meeting at which a quorum is present is required for approval of each matter submitted to a vote of shareholders.

     Shares of First Commerce Common Stock represented by a properly executed proxy, if such proxy is received prior to the vote at the 1997 Annual Meeting and not revoked, will be voted at the 1997 Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF FIRST COMMERCE COMMON STOCK WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF FIRST COMMERCE OF THE EIGHT NOMINEES LISTED BELOW, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 1997 ANNUAL MEETING.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the 1997 Annual Meeting by either (i) giving written notice of revocation to the Secretary of First Commerce, (ii) properly submitting to the Secretary of First Commerce a duly executed proxy bearing a later date, or
(iii) appearing and voting in person at the 1997 Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: First Commerce Banks of Florida, Inc., 141 Central Avenue East, Winter Haven, Florida 33880, Attention: J. Jeffrey Seale, Secretary.

     A copy of the 1996 Annual Report to Shareholders, including financial statements for the year ended December 31, 1996, accompanies this Proxy Statement.

                             ELECTION OF DIRECTORS

GENERAL

     The 1997 Annual Meeting is being held to elect eight directors of First Commerce to serve until the Annual Meeting of Shareholders in 1997. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the eight nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such replacements as they may select.

DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE EIGHT NOMINEES LISTED BELOW.

     The following table sets forth the name of each nominee for re-election as a director of First Commerce; a description of his position and offices with First Commerce other than as a director, if any; a brief description of his principal occupation and business experience during at least the last five years; and certain other information including his age and the number of shares of First Commerce Common Stock beneficially owned by him on February 28, 1997. The nominees were recommended by the Nominating Committee of First Commerce and approved by the First Commerce Board of Directors. Each of the following individuals is also serving as a director of First Commerce Bank of Polk County ("First Commerce/Polk County"), which is a subsidiary of First Commerce. For information concerning membership on committees of the Board of Directors, see "ELECTION OF DIRECTORS -- Information About the Board of Directors and Its Committees."

                             NOMINEES FOR DIRECTOR

                                                                       PRINCIPAL OCCUPATION                           AMOUNT/
                                           DIRECTOR                         AND BUSINESS                             NATURE OF
                                       OF FIRST COMMERCE                 EXPERIENCE DURING                           BENEFICIAL
    NAME AND AGE                              SINCE                       PAST FIVE YEARS                           OWNERSHIP(1)
--------------------                  ---------------------       ------------------------------------              -----------
Jack P. Brandon, 52                            1995*              Attorney with the law firm of                       17,790 (2)
                                                                  Peterson, Myers, Craig, Crews,                     (1.13%)
                                                                  Brandon & Puterbaugh, P.A.
                                                                  (1972 to present)

Herbert O. Gingrich, 72                        1982               Retired insurance executive                         38,925 (3)
                                                                                                                     (2.44%)

Don E. Ingram, 43                              1995*              President of Ingram Financial                       67,816 (4)
                                                                  Group, Inc. (1988 to present)                      (4.28%)


Jerry D. Miller, 61                            1982               President of D&D Properties, Inc.                   65,153 (5)
                                                                  (1991 to present); President of                    (3.98%)
                                                                  64MG, Inc. (1993 to present);
                                                                  President (1989 to 1993) and
                                                                  Director (1989 to present) of
                                                                  Metatec Corp.

Donald K. Stephens, 59                         1982               President of Sun State Development                  72,020 (6)
                                                                  Corp. (1972 to present)                            (4.55%)

Robert W. Stickler, Jr., 46                    1989               President and Chief Executive Officer               25,930
                                                                  (July 1996 to present) and Vice                    (1.64%)
                                                                  Chairman (September 1995 to
                                                                  present) of First Commerce; Vice
                                                                  Chairman, President and Chief
                                                                  Executive Officer of First Sterling
                                                                  Bancshares, Inc. (1989 to August
                                                                  1995); Vice Chairman, President
                                                                  and Chief Executive Officer of First
                                                                  Commerce/Polk County (September
                                                                  1995 to present) and of First Sterling
                                                                  Bank (1989 to August 1995).



Brian K. Swain, 37                             1995*              President of Alapatha, Inc.                         83,037 (7)
                                                                  (1985 to present), President                       (5.15%)
                                                                  of Federated Land & Investments
                                                                  Co. (1989 to present) and
                                                                  President of Swain Development
                                                                  & Realty Co., Inc. (1993 to present).

Robert C. Turner, 66                           1995*              Retired; Senior Vice President (1972                59,411 (8)
                                                                  to 1996) of Citrus World, Lake                     (3.75%)
                                                                  Wales, Florida.

-------------------------

         * Served as a member of the Board of Directors of Commerce Bank Corporation prior to its merger with and into First Commerce on September 1, 1995.

         1 Information related to beneficial ownership is based upon information available to First Commerce and uses "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as otherwise indicated in the notes to this table, the individuals possessed sole voting and investment power as to all shares of First Commerce Common Stock set forth opposite their names. The shares set forth above also include as to each director the number of shares listed below, which represent shares the individual has the right to acquire pursuant to presently exercisable options and warrants:

                          Name of Individual                Number of Shares
                          ------------------                ----------------
                          Jack P. Brandon                        5,627
                          Herbert O. Gingrich                    8,925
                          Jerry D. Miller                       50,813
                          Donald K. Stephens                    23,340
                          Robert W. Stickler, Jr.               25,930
                          Brian K. Swain                        28,144
                          Don E. Ingram                         16,182

         2    Includes 2,442 shares held by him in trust for his children.
         3    Includes 7,350 shares held by his individual retirement account and 12,150 shares held by his spouse.
         4    Includes 2,442 shares held by him as custodian for his children.
         5    Includes 12,405 shares held by his individual retirement account and 1,935 shares held by his spouse's individual retirement account.

         6    Includes 16,800 shares held by his company's pension plan and
              17,000 shares held by his company's profit sharing plan.
         7    Includes 52,519 shares held jointly with his spouse and 2,374 shares held by a trust for his children.
         8    Held by a partnership in which he is a managing partner.


         INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

              The Board of Directors of the First Commerce held 12 meetings during the year ended December 31, 1996. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of the committees of the Board on which they serve, except for Mr. Gingrich who attended 67% of the aggregate of such meetings. The First Commerce's Board of Directors presently has three committees. Certain information regarding the function of these standing committees, their membership, and the number of meetings held during 1996 follows:

              The entire Board of Directors serves as the Nominating Committee for the purpose of nominating persons to serve on the Board of Directors. While the committee will consider nominees recommended by shareholders, it has not actively solicited recommendations nor established any procedures for this purpose. The Board held one meeting in its capacity as the Nominating Committee during 1996.

              The Audit Committee reviews the annual audit, reports to the Board concerning the audit and makes recommendations for improvements, internal controls, or other items covered by the audit report. The Audit Committee also directs the activities of the internal audit function. Messrs. Brandon, Stephens, Miller and Turner are the members of this committee. The committee held seven meetings during 1996.

              The Compensation Committee reviews the First Commerce's total compensation and benefits program. It also makes recommendations to the Board concerning compensation and other arrangements for executive officers of the First Commerce as well as annual increases in compensation for all employees. The members of this committee are Messrs. Turner, Gingrich, Swain and Miller. The committee held four meetings during 1996.


         EXECUTIVE OFFICERS

              The following lists each executive officer of First Commerce, all positions held by him in First Commerce, including the period each such position has been held, a brief account of his business experience during the past five years and certain other information including his age. Each executive officer is appointed annually at the organizational meeting of the Board of

         Directors, which follows the First Commerce annual meeting of shareholders, to serve until a successor has been duly elected and qualified or until his death, resignation, or removal from office. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.


                                                                  PRINCIPAL OCCUPATION
                                                                      AND BUSINESS
                                                                   EXPERIENCE DURING
         NAME AND AGE                                               PAST FIVE YEARS
         ------------                              ----------------------------------------------------
         Robert W. Stickler, Jr., 46               President and Chief Executive Officer (July 1996 to present)
                                                   and Vice Chairman (September 1995 to July 1996) of First
                                                   Commerce; Vice Chairman, President and Chief Executive
                                                   Officer of First Sterling Bancshares, Inc. (1989 to August
                                                   1995); Vice Chairman, President and Chief Executive Officer
                                                   of First Commerce/Polk County (September 1995 to present) and of First Sterling Bank (1989 to August 1995).

         J. Jeffrey Seale, 53                      Vice President and Controller of First Commerce (September
                                                   1995 to present); Senior Vice President and Cashier of First
                                                   Commerce/Polk County (September 1995 to present) and of First
                                                   Sterling Bank (1982 to August 1995); Vice President and
                                                   Secretary of First Sterling Bancshares, Inc. (1984 to August
                                                   1995).



         MANAGEMENT STOCK OWNERSHIP

              As of February 28, 1997, based on available information, all directors and officers of the First Commerce as a group (nine persons) beneficially owned 447,732 shares of First Commerce Common Stock which constituted 28.24% of the number of shares outstanding at that date (and included 158,961 shares which directors and officers had the right to acquire pursuant to presently exercisable options and warrants).

         EXECUTIVE COMPENSATION AND BENEFITS

              The table below sets forth certain information with respect to compensation paid to Mr. Stickler (President and Chief Executive Officer of FCB and First Commerce/Polk County) during the years presented. No other executive officer of FCB received a total salary and bonus in excess of $100,000 in 1996.

                                                ANNUAL COMPENSATION
                                        -------------------------------------
           NAME AND                                                                  OTHER ANNUAL         ALL OTHER
         PRINCIPAL POSITION             YEAR        SALARY($) (1)    BONUS         COMPENSATION (2)   COMPENSATION (3)
         ------------------             ----        ---------       -------        ----------------   ----------------
         Robert W. Stickler, Jr.        1996        $  135,600      $   20,000      $   ---           $     4,089
         President and Chief            1995        $  103,389      $   39,000      $   ---           $     6,764
         Chief Executive Officer,       1994        $  101,650      $   55,000      $   ---           $     2,790
         First Commerce/Polk County

         __________________

         (1) Includes directors' fees received by Mr. Stickler from FSB/Osceola equal to $600 in 1996.

         (2) The only type of Other Annual Compensation for the named officer was in the form of perquisites, and was less than the level required for reporting.

         (3) Represents amounts contributed by FCB to Mr. Stickler's profit sharing plan account.

              Non-employee directors of FCB are paid fees of $200 for each Board meeting and $50 for each committee meeting.

              Executive Agreements. FCB and First Commerce/Polk County have entered into an employment agreement with Robert W. Stickler, Jr. (Vice Chairman of FCB, and Vice Chairman, President and Chief Executive Officer of First Commerce/Polk County). The employment agreement terminates on August 31, 1997. Mr. Stickler currently receives an annual base salary of $140,000, and is eligible for annual bonuses as determined by the Board of Directors. The employment agreement with Mr. Stickler provides for reimbursement of certain business related expenses, and the maintenance by FCB and First Commerce/Polk County of officers and directors insurance coverage.
         The employment agreement also provides that Mr. Stickler will not work for any financial institution located within a radius of 50 miles of any office of First Commerce/Polk County for a two-year period following voluntary termination of employment by Mr. Stickler or termination of employment of the executive for "cause" (as defined in the employment agreement). The executive also has agreed in the employment agreement not to solicit First Commerce/Polk County employees and customers during the two-year period. The employment agreement also provides for the executive to terminate his employment for "good reason" (as defined in the agreement, and including certain actions following any change in control of FCB or First Commerce/Polk County).

              First Commerce/Polk County also has entered into separate salary continuation agreements with Mr. Stickler and J. Jeffrey Seale (Vice President and Controller of FCB). The agreements require First Commerce/Polk County to pay $8,133 and $2,325 per month to Messrs. Stickler and Seale, respectively, for 180 months following their retirement or death. If the executive's employment is terminated by him voluntarily or by First Commerce/Polk County with Ajust cause@ (as defined in the agreements), then the executive is entitled to receive his portion of the monthly payments in accordance with a vesting schedule which provides for vesting at 30% after 1995 and 10% for each year thereafter. The executive is considered to be fully vested if FCB or First Commerce/Polk County merges with another company and the executive is terminated for any reason. The agreements do not affect the right of the executive to participate in any other retirement plans or supplemental compensation arrangements provided by FCB or First Commerce/Polk County. To fund the obligations under the agreements, FCB has purchased life insurance policies on the participants. For additional information regarding the salary continuation agreements, see Note 14 to the Notes to FCB's Consolidated Financial Statements.

              Stock Option Plans. FCB maintains three stock option plans. The first plan authorizes the issuance of options for up to 95,000 shares to FCB directors (including options for 930 shares held by Mr. Stickler). As of March 1, 1996, options exercisable for an aggregate of 85,558 shares of FCB Common Stock were outstanding under the plan, including options for 84,008 shares issued to present FCB directors, at an exercise price of $5.11 per share. FCB also has an officers plan, pursuant to which options for an aggregate of 94,941 shares were outstanding as of December 31, 1996 at exercise prices ranging from $5.06 to $7.24 per share (including options for 25,000 shares held by Mr. Stickler). No further options may be granted under this officers stock option plan. FCB also has a 1995 Stock Option Plan which authorizes the issuance of options for up to 55,109 shares. No options under the 1995 Stock Option Plan were outstanding as of March 1, 1997.

              Options granted under the plans are exercisable for a period of 10 years after the date of grant. The options also may be exercised for varying periods under the plans following termination of employment or service as a director (except that under the 1995 Stock Option Plan, the options may not be exercised following the termination of employment other than by normal or early retirement at or after age 55 or as a result of disability or death). The stock option plans also provide for adjustment of the options and the exercise price as a result of certain antidilution events.

              Warrants. As of March 1, 1997, FCB had outstanding warrants exercisable for 140,716 shares of FCB Common Stock at an exercise price of $4.11 per share. Of the 140,716 warrants outstanding, 113,271 were owned by FCB directors. Unexercised warrants expire on May 15, 1999.

              Profit Sharing Plan. FCB has adopted a 401(k) Profit Sharing Plan. Employees are eligible to participate after meeting certain length of service requirements. Each year, participants may elect to defer up to 15% of compensation instead of receiving that amount in cash. FCB is required to match 50% of participant contributions up to the lower of the participant's contributions or 6% of a participant's compensation. Amounts deferred by participants are fully vested. Contributions by FCB vest based upon percentage amounts of 20% to 100% over two to six years of service.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              First Commerce/Polk County leases its main office from a corporation owned by eight First Commerce/Polk County directors (two of whom are also directors of FCB) under a lease agreement which, with renewal options, expires in 2004. The agreement requires First Commerce/Polk County to pay monthly base rental payments as well as a pro-rata share of the maintenance, property taxes and insurance related to the premises. The base rental expenses (and maintenance, property taxes, and insurance) paid by First Commerce/Polk County pursuant to the lease agreement amounted to $208,996 ($76,370) in 1996 and $205,135 ($68,472) in 1995. The agreement provides for a base rental payment of $219,461 for 1997, which will be adjusted annually by the lesser of 5% or the increase in the consumer price index.

              First Commerce/Polk County has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its directors and executive officers and their associates. As of December 31, 1996, the directors and executive officers of First Commerce/Polk County and their associates, as a group, were indebted to First Commerce/Polk County in the aggregate amount of approximately $3.8 million. All loans included in such transactions were made in the ordinary course of business, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons, and in the opinion of management of First Commerce/Polk County did not involve more than the normal risk of collectibility or present other unfavorable features.


                  PROPOSED CHANGE OF CONTROL OF FIRST COMMERCE

              On March 24, 1997, First Commerce entered into an Agreement and Plan of Merger with Colonial BancGroup, Inc. ("Colonial") providing for the acquisition by Colonial of First Commerce through the merger (the "Merger") of First Commerce with and into Colonial and, following the Merger, the merger of First Commerce Bank of Polk County with Colonial Bank, a subsidiary of Colonial. In the Merger, the outstanding shares of First Commerce Common Stock would be converted into shares of Colonial common stock calculated in accordance with, and subject to the terms and conditions of, the Agreement and Plan of Merger. The actual number of shares of Colonial common stock to be issued in the transaction will depend upon the market value of such common stock prior to the closing of the Merger, subject to maximum and minimum amounts to be issued. The closing of the Merger is subject to a number of conditions, including approval of the Merger by the bank regulatory agencies and the First Commerce shareholders at a special meeting to be held either in the second or third quarter of 1997.


                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

              Proposals of shareholders of the First Commerce intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the First Commerce at its principal executive offices on or before December 1, 1997, in order to be included in the First Commerce's Proxy Statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.


                      SECTION 16(A) REPORTING REQUIREMENTS

              Under Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Holding Corporation, and persons who beneficially own more than 10% of Holding Corporation Stock, are required to make certain filings on a timely basis with the Securities and Exchange Commission. Reporting persons are required by SEC regulations to furnish the Holding Corporation with copies of all
         Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, and on written representations from reporting persons concerning the necessity of filing a Form 5 - Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 1996, all filing requirements applicable to reporting persons were met except that Mr. Donald K. Stephens did not report one transaction (involving the purchase of 2,000 shares on December 31, 1996) in a timely manner. Mr. Stephens identified this error and filed an amended report covering the transaction on February 10, 1996.



                         INDEPENDENT PUBLIC ACCOUNTANTS

              Consistent with past practice, the Board of Directors has determined to defer the selection of independent public accountants to audit the consolidated financial statements of the First Commerce for the current year ending December 31, 1997 until the latter part of 1997. Carter, Belcourt & Atkinson, P.A. has served as independent public accountants for the First Commerce and the Bank since 1994. A representative of Carter, Belcourt & Atkinson, P.A. is expected to be present at the 1997 Annual Meeting and will have the opportunity to make a statement if he or she so desires and respond to appropriate questions.

                               OTHER INFORMATION

         PROXY SOLICITATION

              The cost of soliciting proxies for the 1997 Annual Meeting will be paid by First Commerce. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers, and employees of First Commerce in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made to furnish copies of proxy materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of First Commerce Common Stock. Such persons will be paid for reasonable expenses incurred in connection with such services.


         MISCELLANEOUS

              Management of First Commerce does not know of any matters to be brought before the 1997 Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the 1997 Annual Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board of Directors.

              Upon the written request of any person whose proxy is solicited by this Proxy Statement, the First Commerce will furnish to such person without charge (other than for exhibits) a copy of the First Commerce's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission.
         Written requests may be made to First Commerce Banks of Florida, Inc., 141 Central Avenue East, Winter Haven, Florida 33880, Attention: J. Jeffrey Seale.




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
                                                                       APPENDIX

                                   PROXY CARD

                                REVOCABLE PROXY

                     FIRST COMMERCE BANKS OF FLORIDA, INC.


              PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 1997.

              The undersigned hereby appoints JEANETTE DEAN and DONNA L. WILSON, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of First Commerce Banks of Florida, Inc. ("First Commerce") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the main office of First Commerce Bank of Polk County, 141 Central Avenue East, Winter Haven, Florida 33880, on Monday, April 21, 1997, at 4:00 P.M., and at any adjournment or postponement thereof.

              SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE EIGHT DIRECTORS LISTED BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

         1.   ELECTION OF DIRECTORS

              FOR                 AGAINST                   ABSTAIN
              ---                 -------                   -------
              / /                   / /                     / /         Jack P. Brandon

              / /                   / /                     / /         Herbert O. Gingrich

              / /                   / /                     / /         Jerry D. Miller

              / /                   / /                     / /         Donald K. Stephens

              / /                   / /                     / /         Robert W. Stickler, Jr.

              / /                   / /                     / /         Brian K. Swain

              / /                   / /                     / /         Robert C. Turner

              / /                   / /                     / /         Don E. Ingram


                                        PLEASE MARK, SIGN BELOW, DATE AND
                                        RETURN THIS PROXY PROMPTLY IN
                                        THE ENVELOPE FURNISHED.

                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        BELOW.  WHEN SHARES ARE HELD
                                        BY JOINT TENANTS, BOTH SHOULD
                                        SIGN.  WHEN SIGNING AS
                                        ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR
                                        GUARDIAN, PLEASE GIVE FULL
                                        TITLE AS SUCH.  IF A
                                        CORPORATION, PLEASE SIGN IN
                                        FULL CORPORATE NAME BY
                                        PRESIDENT OR OTHER AUTHORIZED
                                        OFFICER.  IF A PARTNERSHIP,
                                        PLEASE SIGN IN PARTNERSHIP
                                        NAME BY AUTHORIZED PERSON.

                                        SHARES _______________

                                        DATED _______ ___, 1997


                                        ___________________________________
                                        SIGNATURE

                                        ___________________________________
                                        SIGNATURE IF HELD JOINTLY

                                        ___________________________________
                                        PLEASE PRINT OR TYPE YOUR NAME


       / / Please mark here if you intend to attend the 1997 Annual Meeting of Shareholders.



                      PLEASE RETURN YOUR SIGNED PROXY TO:

                               FIRST COMMERCE BANKS OF FLORIDA, INC.
                               141 CENTRAL AVENUE EAST
                               WINTER HAVEN, FLORIDA 33880
                               ATTN:  J. JEFFREY SEALE, SECRETARY





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